UMB DISTRIBUTION SERVICES, LLC
                        803 West Michigan Street, Suite A
                         Milwaukee, Wisconsin 53233-2301

                   DEALER AGREEMENT FOR THE SALE OF SHARES
                           OF THE GREEN CENTURY FUNDS


Gentlemen:

UMB Distribution Services, LLC (the "Distributor") has entered into a Distribution Agreement with the Green Century Funds (the "Trust"), a business trust registered as a management investment company under the Investment Company Act of 1940 (the "1940 Act"), in connection with its two separate series, presently the Green Century Equity Fund (the "Equity Fund") and the Green Century Balanced Fund (the "Balanced Fund") and such other series as may be added to the Trust in the future (collectively the "Funds"), pursuant to which we have been appointed distributor of shares of the Funds (the "Shares"). Shares of the Funds will be offered to you, acting as principal and not as a broker or agent for, or employee of, us or any of the Funds, upon the following terms and conditions. You will not be paid any 12b-1 fees or allowed any discount from the public offering price of Shares for services provided herein.

You are to offer and sell Shares of the Funds only at the regular public offering price currently determined by each Fund in the manner described in its Prospectus. You will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable federal and state securities laws, and in connection with sales and offers to sell Shares of any Fund, you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus, including any supplement thereto, of that Fund. You will use your best efforts in the development and promotion of sales of Shares and agree to be responsible for the proper instruction and training of all sales personnel employed by you in accordance with all requirements and guidelines of the National Association of Securities Dealers, Inc. (the "NASD"), in order that the Shares will be offered and sold in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations including, but not limited to, the Conduct Rules of the NASD, as interpreted by the NASD in published notices to member firms.

1. In our discretion, including to assure that money from the purchase of the Shares being redeemed has been received and collected, payment may be withheld with respect to the Shares purchased by you and redeemed or repurchased by the Funds within seven (7) business days after the date of the confirmation of such purchase.

2. You shall furnish us and the Funds with such information as shall reasonably be requested either by the Trustees of the Funds or by us with respect to the services provided pursuant to this Agreement, including but not limited to blue sky sales reports.

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3. Orders shall be placed either directly with the Funds' Transfer Agent in accordance with such procedures as may be established by us or the Transfer Agent, or with the Transfer Agent through the facilities of the National Securities Clearing Corporation ("NSCC"), if available, in accordance with the rules of the NSCC. In addition, all orders are subject to acceptance or rejection by the Distributor or the relevant Fund in the sole discretion of either. In addition to the right to reject any order, the Distributor and the Trust have reserved the right, each in accordance with its own discretion, without notice, to suspend sales of Shares of any Fund, or to withdraw the offering of Shares of any Fund entirely. Purchase orders shall be subject to receipt by the Trust's Transfer Agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Registration Statement.

4. Settlement of transactions shall be in accordance with such procedures as may be established by us, the Transfer Agent or, if applicable, the rules of the NSCC. If payment is not so received, we and the Funds reserve the right forthwith to cancel the sale, or at the option of us or the Funds to sell the Shares at the then prevailing net asset value, which in either case you agree to be responsible for any loss resulting to the Funds and/or to us from your failure to make payments as aforesaid.

5. For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds or other materials prepared and authorized for use by the Funds. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us, the Funds and Green Century Capital Management, Inc., the Funds' administrator, harmless from and against any and all liabilities, losses, claims, demands, charges, costs and expenses (including reasonable attorneys fees) resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents for the purchase, redemption, transfer or registration of Shares of the Funds (or orders relating to the same) by you or your clients, or from your breach of any of the terms of this agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.

6. We may enter into other similar agreements with any other person without your consent.

7. You represent that you are a member in good standing of the NASD and agree to maintain membership in the NASD. You agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. You shall comply with all applicable laws including state and Federal laws and the rules and regulations of authorized regulatory agencies. You will not sell or offer for sale Shares of any Fund in any state or jurisdiction where (i) you are not qualified to act as a dealer or (ii) the Shares are not qualified for sale, including under the Blue Sky laws and regulations for such state, except for jurisdictions in which they are exempt from qualification. You agree to notify

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us immediately if your license or registration to act as a broker-dealer is revoked or suspended by any Federal, self-regulatory or state agency. We do not assume any responsibility in connection with your registration under the laws of the various states or jurisdictions or under federal law or your qualification under any applicable law or regulation to offer or sell shares.

8. You agree to maintain all records required by law relating to transactions involving the Shares, and upon the request of us, or the Trust, promptly make such of these records available to us or the Trust's administrator as are requested. In addition you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Trust's administrator, to enable the Trust to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

You are hereby authorized to tender Shares to the applicable Fund for repurchase. However, neither Fund will accept any conditional order for the repurchase of Shares.

The Distributor is not responsible for qualifying any Fund in any jurisdiction or for the issuance, form, validity, enforceability or value of the Shares.

You shall not, as principal, purchase any Shares of any Fund from a record owner at a price lower than the net asset value next determined for Shares of that Fund. You shall, however, be permitted to sell any Shares of any Fund for the account of a record owner or to the Trust at the net asset value next determined for Shares of that Fund, and to the extent permitted by applicable law may charge the record owner a reasonable fee for handling the transaction provided you disclose to such record owner that direct redemption of such Shares can be accomplished by the record owner without incurring such charges.

9. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty, upon notice to the other party, by the Distributor. You agree (notwithstanding the provisions of the proceeding sentence) that this Agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree that: (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediate sentence; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or (y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) the Securities and Exchange Commission (the "SEC") shall revoke or suspend your registration as a broker-dealer, (ii) any national securities exchange or national securities association, including the NASD, shall revoke or suspend your membership, or (iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1,000% of your net capital, this Agreement shall automatically terminate. You agree that you will immediately advise us of any such proceeding, appointment, application, revocation, suspension or level of

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indebtedness. We may in our sole discretion modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.

10. This Agreement shall become effective upon acceptance and execution by us. All communications to us should be sent to the address shown on the first page of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

11. You hereby certify that you are in compliance and will continue to comply with all applicable anti-money laundering laws, regulations, rules and government guidance and have in place a comprehensive anti-money laundering compliance program that includes: internal policies, procedures and controls for complying with the USA PATRIOT Act (including a Customer Identification Program), a designated compliance officer, an ongoing training program for appropriate employees and an independent audit function. You also certify that you are in compliance and will continue to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Asset Control ("OFAC") and have an OFAC compliance program in place that satisfies all applicable laws and regulations. You acknowledge that, because the Distributor will not have access to detailed information about your customers who purchase Shares, you will assume responsibility for compliance with the foregoing laws and regulations in regard to such customers. You hereby agree to notify the Distributor promptly whenever, (i) pursuant to the provisions of your programs, indications of suspicious activity or OFAC matches are detected in connection with the purchase, sale or exchange of Shares; or (ii) you receive any reports from any regulator(s) pertaining to your compliance with the foregoing laws or regulations in connection with your customers.

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12. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.




                                         UMB Distribution Services, LLC
---------------------------------        803 West Michigan Street, Suite A
Name of Dealer (Please Print or Type)*   Milwaukee, Wisconsin 53233-2301

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Address of Dealer

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By:                                    By:
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     Authorized Officer                     Authorized Officer

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     Print Name                             Print Name

Date:                                  Date:
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Phone:
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Dealer Contact Name:
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Dealer Contact Telephone Number:
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Dealer Clearing Number:
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*NOTE:   Please sign and return both copies of this Agreement to UMB
         Distribution Services, LLC, Attention: Linda Wisniewski. Upon acceptance, one countersigned copy will be returned to you for your files.